Exhibit 10(iii)(a)

OSG SHIP MANAGEMENT, INC.
SUPPLEMENTAL EXECUTIVE SAVINGS PLAN

The purpose of this OSG Ship Management, Inc. Supplemental Executive Savings Plan is to supplement benefits under the Overseas Ship Management, Inc. Savings Plan with regard to the limitations of Code Section 401(a)(17) and Code Section 415.  The Plan shall be comprised of four (4) separate plans which are intended to provide deferred compensation to a select group of management or highly compensated employees of the Company and the Adopting Employers.  Plan A is intended to supplement benefits payable under the Savings Plan that are subject to the limitations of Code Section 415 and be an excess benefit plan within the meaning of Section 3(36) of ERISA.  Plan B is intended to supplement benefits under the Savings Plan with regard to the limitations of Code Section 401(a)(17).  Plan C is intended to be the successor to the Overseas Shipholding Group, Inc. Basic Supplemental Executive Retirement Plan (the “Basic SERP”) solely with respect to current Employees.  Plan D is intended to be the successor to the Overseas Shipholding Group, Inc. Supplemental Executive Retirement Plan Plus (the “SERP Plus”) solely with respect to current Employees.  The actuarial equivalent lump sum value of the supplemental benefit of each Employee who was a participant in the Basic SERP shall be credited to the Supplemental Account of each such Employee in Plan C hereunder and the actuarial equivalent lump sum value of the supplemental benefit of each participant in the SERP Plus shall be credited to the Supplemental Account of each such Employee in Plan D hereunder.  Plans A, B and C are intended to provide for “retirement income” as that term is defined under 4 U.S.C. Section 114(b)(1)(I)(ii) (also known as the Source Tax Law).

1.                                       Definitions.  For purposes of this Plan, the following definitions apply:

(a)                                  “Active Participant” means a Participant who is currently having book entry contributions made to one of his Supplemental Accounts hereunder.

(b)                                 “Adopting Employer” means the Company and any Affiliate that has with the approval of the Company adopted and participates in the Savings Plan, as a participating employer.

(c)                                  “Affiliate” means any entity affiliated with the Company within the meaning of Section 414(b) of the Code with respect to members of the controlled group of corporations, Section 414(c) of the Code with respect to trades or businesses under common control with the Company, Section 414(m) of the Code with respect to affiliated service groups and any other entity required to be aggregated with the Company under Section 414(o) of the Code, except for the purposes of applying the provisions hereof with respect to the limitations on benefits, Section 415(h) of the Code shall apply.  No entity shall be treated as an Affiliate for any period during which it is not part of the controlled group, under common control or otherwise required to be aggregated under Section 414 of the Code, except as may otherwise be determined by the Board and set forth in resolutions of the Board.

(d)                                 “Basic SERP” means the Overseas Shipholding Group, Inc. Basic Supplemental Executive Retirement Plan, as amended from time to time, a supplemental plan with respect to Pension Plan for Employees of OSG Ship Management, Inc. (which was terminated effective as of December 31, 2005).

(e)                                  “Beneficiary” means, unless otherwise specified by the Participant in a written election filed with the Committee upon such form and in such manner as specified by the Committee, the person or persons (if any) effectively designated by the Participant under the Savings Plan (or otherwise determined under the terms of the Savings Plan if no such designation is made) to receive his benefits under the Savings Plan in the event of the Participant’s death.

(f)                                    “Board” means the Board of Directors of the Company.

(g)                                 “Code” means the Internal Revenue Code of 1986, as amended.

(h)                                 “Committee” means the Committee of at least two (2) individuals appointed by the Board for purposes of administering the Plan, or any successor committee.  If a Participant serves on the Committee, such Participant shall not be authorized to make any determinations or decisions with respect to his participation hereunder or with respect to payment of Supplemental Benefits to such Participant hereunder.

(i)                                     “Company” means OSG Ship Management, Inc., a Delaware corporation and any successor by merger, consolidation, purchase or otherwise.

(j)                                     “Compensation” means except as specifically set forth below, all cash compensation for services paid by an Employer to a Participant that is to be included on the Participant’s W-2 for such year including salary, bonuses, commissions and overtime pay.  Compensation shall also include contributions made by an Employer on behalf of a Participant pursuant to a salary reduction agreement between an Employer and a Participant under Code Sections 125, 132(f), 401(k) and 414(v), without regard to the limitation on compensation of Two Hundred and Ten Thousand Dollars ($210,000), as adjusted for cost of living adjustments, under Section 401(a)(17) of the Code. Compensation shall exclude:  (1) all noncash compensation and any contributions by the Employer to, or benefits paid under, this Plan or any other pension, profit-sharing, fringe benefit, group insurance (including, without limitation, life insurance or health insurance) or other employee welfare plan (including, without limitation, severance or disability) or any deferred compensation arrangement (other than any salary reductions under Code Sections 125, 132(f) and 401(k)); (2) amounts paid under any relocation plan of the Employer; (3) income on the exercise of a nonstatutory stock option or any other type of stock award; (4) income on the disqualifying disposition of shares of stock acquired under any stock option plan or stock purchase plan of the Employer or any other type of stock award; (5) all items of imputed income; (6) amounts paid pursuant to any long term compensation plan maintained by the Employer; (7) cash prizes and awards; (8) automobile allowances; (9) meal allowances; and (10) travel expenses and allowances.

(k)                                  “Disability” means a Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(l)                                     “Earnings” means, for any Supplemental Plan Year, earnings on amounts in the Supplemental Accounts computed in accordance with Section 4 hereof.

(m)                               “Effective Date” means January 1, 2006.

(n)                                 “Eligible Employee” means (1) for purposes of Plan A, an Employee whose total Employer and Employee contributions made under the Savings Plan during a Supplemental Plan Year reach the limit set forth in Code Section 415(c)(1)(A), as adjusted for cost of living adjustments (the “415 Limit”), (2) for purposes of Plan B, an Employee whose Compensation in a Pay Period, when annualized, exceeds the limitation on compensation of Two Hundred and Ten Thousand Dollars ($210,000), as adjusted for cost of living adjustments, under Section 401(a)(17) of the Code, (3) for purposes of Plan C, an Employee who was a participant in the Basic SERP, and (4) for purposes of Plan D, an Employee who was a participant in the SERP Plus.  An individual classified by the Employer at the time services are provided as either an independent contractor or an individual who is not classified as an Employee due to the Employer treating any services provided by him as being provided by another entity which is providing such individual’s services to the Employer shall not be eligible to participate in this Plan during the period the individual is so initially classified even if such individual is later retroactively reclassified as an employee during all or any part of such period pursuant to applicable law or otherwise.

(o)                                 “Employee” means any person employed by the Employer.

(p)                                 “Employer” means the Company and any Affiliate.

(q)                                 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(r)                                    “Excess Compensation” means the excess of an Eligible Employee’s Compensation over his Recognizable Compensation.  Excess Compensation Per Pay Period shall mean the Excess Compensation earned in any Pay Period in the Supplemental Plan Year after the Recognizable Compensation limit has been reached.

(s)                                  “Key Employee” means an employee as defined in Section 416(i) of the Code without regard to paragraph (5) thereof.

(t)                                    “Participant” means any Eligible Employee who shall have become an Active Participant in the Plan and any individual with a balance in his Supplemental Accounts.

(u)                                 “Pay Period” means the Employer’s pay period applicable to the Employee.

(v)                                 “Plan” means the OSG Ship Management, Inc. Supplemental Executive Savings Plan, as amended from time to time.

(w)                               “Recognizable Compensation” means an Eligible Employee’s Compensation for the Supplemental Plan Year, taking into account the limitation on compensation of Two Hundred and Ten Thousand Dollars ($210,000), as adjusted for cost of living adjustments, under Section 401(a)(17) of the Code.  Recognizable Compensation Per Pay Period shall mean the amount of Recognizable Compensation earned in each Pay Period prior to reaching the Recognizable Compensation limit.

(x)                                   “Savings Plan” means the OSG Ship Management, Inc. Savings Plan, as amended from time to time.

(y)                                 “SERP Plus” means the Overseas Shipholding Group, Inc. Supplemental Executive Retirement Plan Plus, as amended from time to time., a supplemental benefit plan with respect to Pension Plan for Employees of OSG Ship Management, Inc. (which was terminated effective as of December 31, 2005).

(z)                                   “Special Participant” means an Eligible Employee who, on the Effective Date, has attained age fifty (50).

(aa)                            “Supplemental Account” means one of the accounts to which a Participant’s Supplemental Benefits shall be credited.

(bb)                          “Supplemental Benefits” means the book entry contributions of Supplemental Employer Contributions, Supplemental Special Employer Contributions, Basic SERP Benefits and SERP Plus Benefits made to a Participant’s Supplemental Account(s) and Earnings thereon.

(cc)                            “Supplemental Plan Year” means the period designated as a “Plan Year” under the Savings Plan.

(dd)                          “Termination of Employment” means termination of employment as an Employee of the Employer for any reason whatsoever, including but not limited to death, disability, retirement, resignation or involuntary termination.  Notwithstanding the foregoing, a Termination of Employment shall not be deemed to occur if an Employee transfers to, or otherwise immediately commences employment with another Employer until such Employee incurs a Termination of Employment with all Employers.  If an Affiliate ceases to be an Affiliate, an Employee of such entity will not be deemed to incur a Termination of Employment solely as a result of such change in status unless and until the

Committee determines, in its sole discretion, that such Employee has incurred a Termination of Employment and when such Termination of Employment is deemed to have occurred.

To the extent not inconsistent with the foregoing definitions and the terms hereof, any defined terms used in this Plan shall have the same meaning as in the Savings Plan.

2.                                       Participation.

(a)                                  Each Eligible Employee shall become an Active Participant in Plan A as of the first day of the first Pay Period in which contributions made on his behalf under the Savings Plan reach the 415 Limit.

(b)                                 Each Eligible Employee shall become an Active Participant in Plan B as of the first day of the first Pay Period in which he has Excess Compensation.

(c)                                  Each Eligible Employee shall become a Participant in Plan C as of the Effective Date.

(d)                                 Each Eligible Employee shall become a Participant in Plan D as of the Effective Date.

(e)                                  A Participant shall cease to be an Active Participant with regard to a Supplemental Plan Year if he is not, or ceases to be, an Eligible Employee.

3.                                       Contributions and Amount of Supplemental Benefits.

(a)                                  (i)            The Employer shall make a book entry contribution of Supplemental Employer Contributions to the Supplemental Account of each Active Participant in Plan A as of the last day of each Pay Period in an amount equal to six percent (6%) of the Participant’s Recognizable Compensation Per Pay Period after the 415 Limit has been reached under the Savings Plan in a Supplemental Plan Year.

(ii)           For the period commencing on the Effective Date and ending on December 31, 2010, the Employer shall make an additional book entry contribution of Supplemental Special Employer Contributions to the Supplemental Account of each Active Participant in Plan A who is a Special Participant as of the last day of each Pay Period in an amount equal to a percentage of the Participant’s Recognizable Compensation Per Pay Period after the 415 Limit has been reached under the Savings Plan in a Supplemental Plan Year, based on the Special Participant’s age on the Effective Date as follows:

Percentage of Recognizable Compensation
Age on Effective Date	Per Pay Period

Age 50-51	0.5%

Age 52-53	1.0%

Age 54	1.5%

Age 55 or over	3.0%

(b)                                 (i)            The Employer shall make a book entry contribution of Supplemental Employer Contributions to the Supplemental Account of each Active Participant in Plan B as of the last day of each Pay Period in an amount equal to six percent (6%) of the Participant’s Excess Compensation Per Pay Period.

(ii)           The Employer shall make an additional book entry contribution of Supplemental Special Employer Contributions to the Supplemental Account of each Active Participant in Plan B who is a Special Participant as of the last day of each Pay Period in an amount equal to a percentage of the Participant’s Excess Compensation Per Pay Period, based on the Special Participant’s age on the Effective Date as follows:

Percentage of Excess Compensation
Age on Effective Date	Per Pay Period

Age 50-51	0.5%

Age 52-53	1.0%

Age 54	1.5%

Age 55 or over	3.0%

(c)                                  The priority of book entry contributions shall be that book entry contributions shall first be made to Plan A and shall then, to the extent not contributed to Plan A, be made to Plan B.

(d)                                 The Employer shall make a book entry contribution of Basic SERP Benefits to the Supplemental Account of each Participant in Plan C as of the Effective Date.

(e)                                  The Employer shall make a book entry contribution of SERP Plus Benefits to the Supplemental Account of each Participant in Plan D as of the Effective Date.

(f)                                    Supplemental Employer Contributions shall become vested and nonforfeitable upon a Participant’s completion of three (3) years of Continuous Service (as defined under the Savings Plan).  Supplemental Special Employer Contributions,

Basic SERP Benefits and SERP Plus shall be fully vested and nonforfeitable at all times.

(g)                                 A Participant’s Supplemental Benefits shall consist of the vested balance in his Supplemental Account(s), including Earnings thereon.  Earnings shall be credited to a Participant’s Supplemental Account(s) as provided in Section 4 below.

4.                                       Measurement of Earnings.

(a)                                  The Committee may designate alternatives for the measuring of Earnings on a Participant’s Supplemental Account(s) from time to time.  The Committee may designate additional measuring alternatives, withdraw measuring alternatives, or change the designation of measuring alternatives as of the beginning of any calendar month, or at such other times as it may determine, in its sole discretion.  One alternative shall be based on a money market type fund which alternative shall be the default alternative if a Participant fails to timely elect another alternative.  The Committee shall credit the balance in the Participant’s Supplemental Account(s) as of the last business day of each calendar month, or such other dates as are selected by the Committee in its sole discretion, with Earnings (including gains or losses, whether or not realized, in the value of the measuring alternative) from the last business day of the prior calendar month, or such other dates as are determined by the Committee, at a rate equal to the performance of the measuring alternatives selected by the Participant (in accordance with Section 4(b) below) for the calendar month (or such other applicable period) to which such selection relates.  The crediting of an Earnings factor shall occur so long as there is a balance in the Participant’s Supplemental Account(s) with respect to Supplemental Benefits that are to be paid on the last business day of a month.

(b)                                 Upon becoming an Eligible Employee, an Eligible Employee shall select in writing, on a form prescribed by the Committee, from among the measuring alternatives available under the Plan, if any, for the measuring of Earnings on such Eligible Employee’s Supplemental Account(s).  A Participant may change the selection of his measuring alternatives for the measuring of Earnings on future amounts credited to his Supplemental Account(s) as of the beginning of the following calendar month (or at such other times and in such manner as prescribed by the Committee, in its sole discretion), subject to such notice and other administrative procedures as established by the Committee.  A Participant may transfer funds “invested” for measuring purposes in accordance with the Participant’s elected measuring alternatives to differing measuring alternatives as of the beginning of the following calendar month (or at such other times as prescribed by the Committee, in its sole discretion), subject to such notice and other administrative procedures as established by the Committee.  Allocation of funds among Plans A, B, C and D to the Participant’s measuring alternatives shall be made pro-rata in accordance with the rules established by the Committee.

(c)                                  The Committee may, in its sole discretion, establish rules and procedures for the crediting of Earnings factors and the election of measuring alternatives pursuant to this Section 4.

5.                                       Payment of Supplemental Benefits.

(a)                                  Except as set forth below, a Participant’s Supplemental Benefits shall be paid to him as soon as administratively feasible following his Termination of Employment.

(b)                                 The Supplemental Benefits of a Participant who is a Key Employee shall be paid to him as soon as administratively feasible following the date which is six (6) months after the date of his Termination of Employment.  Notwithstanding the foregoing, if a Key Employee incurs a Disability, his Supplemental Benefits shall be paid to him as soon as administratively feasible following his Termination of Employment.

(c)                                  In the event of the death of a Participant prior to the distribution of his Supplemental Benefits, the Supplemental Benefits of such a deceased Participant shall be paid to his Beneficiary as soon as administratively feasible following the Participant’s death.

6.                                       Claims Procedure.

(a)                                  Any claim by a Participant or former Participant or Beneficiary (“Claimant”) with respect to eligibility, participation, contributions, benefits or other aspects of the operation of the Plan shall be made in writing to the Committee for such purpose. The Committee shall provide the Claimant with the necessary forms and make all determinations as to the right of any person to a disputed benefit.  If a Claimant is denied benefits under the Plan, the Committee shall notify the Claimant in writing of the denial of the claim within ninety (90) days after the Committee receives the claim, provided that in the event of special circumstances such period may be extended.  The ninety (90) day period may be extended up to ninety (90) days (for a total of one hundred eighty (180) days).

If the initial ninety (90) day period is extended, the Committee shall notify the Claimant in writing within ninety (90) days of receipt of the claim.  The written notice of extension shall indicate the special circumstances requiring the extension of time and provide the date by which the Committee expects to make a determination with respect to the claim.  If the extension is required due to the Claimant’s failure to submit information necessary to decide the claim, the period for making the determination will be tolled from the date on which the extension notice is sent to the Claimant until the earlier of (i) the date on which the Claimant responds to the Committee’s request for information, or (ii) expiration of the forty-five (45) day period commencing on the date that the Claimant is notified that the requested additional information must be provided. If notice of the denial of a claim is not furnished within the required time period described herein, the claim shall be deemed denied as of the last day of such period.

If the claim is wholly or partially denied, the notice to the Claimant shall set forth:

(i)                                     The specific reason or reasons for the denial;

(ii)                                  Specific reference to pertinent Plan provisions upon which the denial is based;

(iii)                               A description of any additional material or information necessary for the Claimant to complete the claim request and an explanation of why such material or information is necessary;

(iv)                              Appropriate information as to the steps to be taken and the applicable time limits if the Claimant wishes to submit the adverse determination for review; and

(v)                                 A statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse determination on review.

(b)                                 If the claim has been wholly or partially denied, the Claimant may submit the claim for review by the Committee.    Any request for review of a claim must be made in writing to the Committee no later than sixty (60) days after the Claimant receives notification of denial or, if no notification was provided, the date the claim is deemed denied.  The Claimant or his duly authorized representative may:

(i)            Upon request and free of charge, be provided with reasonable access to, and copies of, relevant documents, records, and other information relevant to the Claimant’s claim; and

(ii)           Submit written comments, documents, records, and other information relating to the claim.  The review of the claim determination shall take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial claim determination.

(c)                                  The decision of the Committee shall be made within sixty  (60) days after receipt of the Claimant’s request for review, unless special circumstances (including, without limitation, the need to hold a hearing) require an extension. In the event of special circumstances, the sixty (60) day period may be extended for a period of up to one hundred twenty (120) days.

If the initial sixty (60) day period is extended, the Committee shall, within sixty (60) days of receipt of the claim for review, notify the Claimant in writing.  The written notice of extension shall indicate the special circumstances requiring the extension of time and provide the date by which the Committee expects to make a determination with respect to the claim upon review.  If the extension is required due to the Claimant’s failure to submit information necessary to decide the claim, the period for making the determination will be tolled from the date on which the extension notice is sent to the Claimant until the earlier of (i) the date on which the Claimant responds to the Plan’s request for information, or (ii) expiration of the forty-five (45) day period commencing on the date that the Claimant is notified that the requested additional information must be provided. If notice of the decision upon review is not furnished within the required time period described herein, the claim on review shall be deemed denied as of the last day of such period.

The Committee, in its sole discretion, may hold a hearing regarding the claim and request that the Claimant attend.  If a hearing is held, the Claimant shall be entitled to be represented by counsel.

(d)                                 The Committee’s decision upon review on the Claimant’s claim shall be communicated to the Claimant in writing.  If the claim upon review is denied, the notice to the Claimant shall set forth:

(i)            The specific reason or reasons for the decision, with references to the specific Plan provisions on which the determination is based;

(ii)           A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim; and

(iii)          A statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA.

(e)                                  The Committee shall have the full power and authority to interpret, construe and administer this Plan in its sole discretion based on the provisions of the Plan and to decide any questions and settle all controversies that may arise in connection with the Plan.  Both the Committee’s and the Board’s interpretations and construction thereof, and actions thereunder, made in the sole discretion of the Committee and the Board, including any valuation of the Supplemental Plus Benefit, any determination under this Section 6, or the amount of the payment to be made hereunder, shall be final, binding and conclusive on all persons for all persons.  No member of the Board or Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan.

(f)                                    The claims procedures set forth in this section are intended to comply with United States Department of Labor Regulation § 2560.503-1 and should be construed in accordance with such regulation.  In no event shall it be interpreted as expanding the rights of Claimants beyond what is required by United States Department of Labor Regulation § 2560.503-1.  The Committee may at any time alter the claims procedure set forth above, so long as the revised claims procedure complies with ERISA, and the regulations issued thereunder.

7.                                       Construction of Plan.

(a)                                  This Plan is “unfunded” and Supplemental Benefits payable hereunder shall be paid by the Employer out of its general assets.  Participants and their designated Beneficiaries shall not have any interest in any specific asset of the Employer as a result of this Plan.  Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship amongst any Employer, the Committee, and the Participants, their designated Beneficiaries or any other person.  Any funds which may be invested under the provisions of this Plan shall continue for all purposes to be part of the general funds of the applicable Employer and no person other than the applicable Employer shall by virtue of the provisions of this Plan have any interest in such funds.  To the extent that any person acquires a right to receive payments from any Employer under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer.  The Employer may, in its sole discretion, establish a “rabbi trust” to pay Supplemental Benefits hereunder.

(b)                                 Each Employer shall be liable for the obligations hereunder only with respect to Supplemental Employer Contributions and Supplemental Special Employer Contributions and Earnings thereon, attributable to each Participant’s Compensation paid directly by such Employer, and not with respect to Compensation paid by any other Employer.  Any amounts paid by an Employer for another Employer to a Participant shall be deemed merely an accommodation  and administrative convenience and not an acknowledgment in any manner of any liability for the obligations of such other Employer.

(c)                                  All expenses incurred in administering the Plan shall be paid by the Employer.

8.                                       Limitation of Rights.

Nothing contained herein shall be construed as conferring upon an Employee the right to continue in the employ of any Employer as an executive or in any other capacity or to interfere with the Employer’s right to discharge him at any time for any reason whatsoever.

9.                                       Payment Not Salary.

Any Supplemental Benefits payable under this Plan shall not be deemed salary or other compensation to the Employee for the purposes of computing benefits to which he may be entitled under any pension plan or other arrangement of any Employer for the benefit of its employees.

10.                                 Severability.

In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision never existed.

11.                                 Withholding.

All payments under this Plan shall be subject to the withholding of such amounts relating to federal, state or local taxes as each Employer may reasonably determine it should withhold based on applicable law or regulations.

12.                                 Assignment.

This Plan shall be binding upon and inure to the benefit of the Employers, their successors and assigns and the Participants and their heirs, executors, administrators and legal representatives.  In the event that any Employer sells or transfers all or substantially all of the assets of its business and the acquiror of such assets assumes the obligations hereunder, the Employer shall be released from any liability imposed herein and shall have no obligation to provide any benefits payable hereunder.

13.                                 Non-Alienation of Benefits.

The benefits payable under this Plan shall not be subject to alienation, transfer, assignment, garnishment, execution or levy of any kind, and any attempt to cause any benefits to be so subjected shall not be recognized.

14.                                 Governing Law.

To the extent legally required, the Code shall govern the Plan A and the Code and Parts 1 and 5 of Title I of ERISA shall govern Plan B and Plan C and Plan D, and, if any provision hereof is in violation of any applicable requirement of the Code or ERISA, the Company reserves the right to retroactively amend the Plan to comply therewith.  To the extent not governed by the Code, the Plan shall be governed by the laws of the State of New York, without regard to conflict of law provisions.

15.                                 Amendment or Termination of Plan.

The Board (or a duly authorized committee thereof), or a person designated by the Board may, in his or its sole and absolute discretion, amend the Plan from time to time and at any time in such manner as he or it deems appropriate or desirable, and the Board (or a duly authorized committee thereof) or a person designated by the Board may, in its sole and absolute discretion, terminate the Plan for any reason or no reason from time to time and at any time in such manner as it deems appropriate or desirable.  Each Employer may withdraw from this Plan at any time, in which case it shall be deemed to maintain a separate plan for Participants who are its employees identical to this Plan except that such Employer shall be deemed to be the Company for all purposes.  No amendment, termination or withdrawal shall reduce or terminate the then vested Supplemental Benefits of any Participant or Beneficiary.  Notwithstanding any

amendment, termination or withdrawal, the Employer shall not distribute a Participant’s vested Supplemental Benefits prior to the Participant’s Termination of Employment.

16.                                 Non-Exclusivity.

The adoption of the Plan by an Employer shall not be construed as creating any limitations on the power of the Employer to adopt such other supplemental retirement income arrangements as it deems desirable, and such arrangements may be either generally applicable or limited in application.

17.                                 Non-Employment.

This Plan is not an agreement of employment and it shall not grant the employee any rights of employment.

18.                                 Gender and Number.

Wherever used in this Plan, the masculine shall be deemed to include the feminine and the singular shall be deemed to include the plural, unless the context clearly indicates otherwise.

19.                                 Headings and Captions.

The headings and captions herein are provided for reference and convenience only.  They shall not be considered part of the Plan and shall not be employed in the construction of the Plan.

20.                                 Interpretation of the Plan.

The Committee shall have the authority to adopt, alter or repeal such administrative rules, guidelines and practices governing the Plan and perform all acts as it shall from time to time deem advisable; to construe and interpret the terms and provisions of the Plan; and to otherwise supervise the administration of the Plan.  The Plan is intended to comply with the requirements of Code Section 409A and shall be construed in a manner consistent with the requirements of Code Section 409A and the guidance issued thereunder.

21.                                 Entire Agreement

This Plan, along with the Participants’ elections hereunder, constitutes the entire agreement between the Employer and the Participants pertaining to the subject matter herein and supersedes any other plan or agreement, whether written or oral, pertaining to the subject matter herein.  No agreements or representations, other than as set forth herein, have been made by the Company or the Employer with respect to the subject matter herein.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed this 22nd day of December, 2005.

OSG SHIP MANAGEMENT, INC.

By:	/s/ Morten Arntzen

Title:	Chief Executive Officer

AMENDMENT NUMBER ONE

TO THE

OSG SHIP MANAGEMENT, INC.

SUPPLEMENTAL EXECUTIVE SAVINGS PLAN

WHEREAS, OSG Ship Management, Inc. (the “Company”) maintains the OSG Ship Management, Inc. Supplemental Executive Savings Plan (the “Plan”);

WHEREAS, pursuant to Section 15 of the Plan, the Company has reserved the right in its Board of Directors to amend the Plan at any time; and

WHEREAS, the Board has authorized the Company to amend the Plan to comply with Section 409A of the Internal Revenue Code of 1986, as amended and the Treasury Regulations promulgated thereunder.

NOW, THEREFORE, the Plan is hereby amended effective as of January 1, 2006 as follows:

1.                                       Section 1(dd) of the Plan is hereby amended in its entirety to provide as follows:

“(dd)                    “Termination of Employment” means an Employee incurring a “separation from service” (within the meaning of Code Section 409A) from the Employer for any reason whatsoever, including but not limited to death, disability, retirement, resignation or involuntary termination.  Notwithstanding the foregoing, a Termination of Employment shall not be deemed to occur if an Employee transfers to, or otherwise immediately commences employment with another Employer until such Employee incurs a separation from service with all Employers.  If an Affiliate ceases to be an Affiliate, an Employee of such entity will not be deemed to incur a Termination of Employment solely as a result of such change in status unless and until the Committee determines, in its sole discretion, that such Employee has incurred a separation from service and when such separation from service is deemed to have occurred.”

2.                                       The third sentence of Section 4(a) of the Plan is hereby amended in its entirety to provide as follows:

“The Committee shall credit the balance in the Participant’s Supplemental Account(s) as of the last business day of each calendar month, or such other dates as are selected by the Committee in its sole discretion, but in no event less frequently than annually, with Earnings (including gains or losses, whether or not realized, in the value of the measuring alternative) from the last business day of the prior calendar month, or such other dates as are determined by the Committee, at a rate equal to the performance of the measuring alternatives selected by the Participant (in accordance with Section 4(b) below) for the calendar month (or such other applicable period) to which such selection relates.”

3.                                       Section 5(b) of the Plan is hereby amended in its entirety to provide as follows:

“(b)                           Except as provided in (c) below, the Supplemental Benefits of a Participant who is a Key Employee shall be paid to him as soon as administratively feasible following the date that is six (6) months after the date of his Termination of Employment.”

IN WITNESS WHEREOF, this amendment has been executed December 31, 2007.

OSG SHIP MANAGEMENT, INC.

By:	/s/ Morten Arntzen
Name: Morten Arntzen